Exhibit (h)(7)

AB ACTIVE ETFs, INC.

1345 Avenue of the Americas

New York, NY 10105

________________, 2024

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy, MA 02171

With a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division - Global Services Americas

1 Congress Street, Suite 1

Boston, MA 02114-2016

Re:   AB ACTIVE ETFs, INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established three new portfolio series known as:

-AB International Buffer ETF

-AB Moderate Buffer ETF

(each a “Portfolio”, together the “Portfolios”)).

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of August 8, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between AB Active ETFs, Inc. and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement be hereby amended and restated as set forth on Schedule A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

AB ACTIVE ETFs, INC.

By:
Name:
Title:	, Duly Authorized

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:	, Duly Authorized
Effective Date:

EXHIBIT A

SCHEDULE A

LIST OF PORTFOLIOS

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

AB Conservative Buffer ETF

AB Corporate Bond ETF

AB Core Plus Bond ETF

AB Tax-Aware Intermediate Municipal ETF

AB Tax-Aware Long Municipal ETF

AB International Low Volatility Equity ETF

AB Short Duration High Yield ETF

AB Short Duration Income ETF

AB International Buffer ETF

AB Moderate Buffer ETF